SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials	☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
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C-COR Incorporated

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C-COR Incorporated

60 Decibel Road

State College, PA 16801 USA

(814) 238-2461/(800) 233-2267

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on October 17, 2006

To Our Shareholders:

The Annual Meeting of Shareholders of C-COR Incorporated will be held on October 17, 2006, at 9:00 a.m. at C-COR’s headquarters located at 60 Decibel Road, State College, Pennsylvania, for the following purposes:

1.	To elect two directors to serve for three-year terms expiring in 2009 and until their respective successors are elected and qualified; and

2.	To ratify the appointment of KPMG LLP as C-COR’s independent auditors for the 2007 fiscal year.

We plan a brief business meeting focused on these items. Then we will attend to any other proper business that may arise. We will also offer time for your questions and comments.

Shareholders of record at the close of business on August 18, 2006, are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. Your vote is important. Please complete, date and sign the enclosed proxy and return it promptly, or if you prefer, you may cast your vote by Internet or telephone. If you attend the Annual Meeting, you may vote in person.

WILLIAM T. HANELLY

Chief Financial Officer, Secretary and Treasurer

September 15, 2006

C-COR Incorporated

60 Decibel Road

State College, PA 16801 USA

(814) 238-2461/(800) 233-2267

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement and the enclosed proxy card are being mailed to you by the Board of Directors of C-COR Incorporated starting on or about September 15, 2006. The Board of Directors requests that your shares be represented at the Annual Meeting by the proxies named in the accompanying proxy card. The Annual Meeting will be held on Tuesday, October 17, 2006, at 9:00 a.m. at C-COR’s headquarters located at 60 Decibel Road, State College, Pennsylvania 16801.

Who Can Vote

Anyone who owns our common stock, par value $0.05, as of the close of business on August 18, 2006 (the record date), is entitled to one vote per share owned. There were 48,022,969 shares of our common stock outstanding on the record date. Shareholders are not entitled to cumulate their votes.

How to Vote

You may vote by mail using the enclosed proxy card, by telephone, by Internet or by attending the meeting in person. The Board of Directors recommends that you vote in advance by mail, telephone or Internet even if you plan to attend the meeting.

Shares Not Registered in Your Name

If you own your shares in “street name,” meaning that your broker is actually the record owner, you should receive proxy materials from your broker.

How Proxies Work

The Board of Directors is soliciting your “proxy,” which is your authorization for our representatives to vote your shares. The shares represented by your proxy will be voted in accordance with your instructions. The Board of Directors knows of no matters that are likely to be brought before the meeting other than those matters specifically referred to in the Notice of Annual Meeting of Shareholders. If other matters come before the meeting, the persons named in the accompanying proxy will vote in their discretion. Your proxy will be effective for the October 17, 2006, meeting and at any postponement or adjournment thereof.

Revoking a Proxy

You may revoke your proxy before it is voted by writing to the Secretary of C-COR at the address on the cover of this proxy statement, by submitting a new proxy card bearing a later date than the one you wish to revoke, by entering new instructions on either the telephone or Internet voting system, or by attending the meeting and voting in person.

Quorum

In order to conduct business at the meeting, there must be a quorum. This means at least a majority of the shares of our common stock eligible to vote must be represented at the meeting, either by proxy or in person. Votes withheld, abstentions and broker non-votes will be counted for quorum purposes but not for voting purposes and are not considered to be votes cast. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

Voting Requirements

The two director nominees receiving the highest number of votes will be elected to fill the seats on the Board for the class of directors with terms expiring in 2009. Approval of Proposal No. 2 and any other matters brought before the meeting will require the favorable vote of a majority of the votes cast.

Solicitation of Proxies

This solicitation is being made by C-COR, and we will pay the cost of preparing and mailing the Notice of Annual Meeting of Shareholders, this proxy statement and the proxy card. In addition to use of the mail, proxies may be solicited by our officers, directors and other employees by telephone or personal solicitation. We will not pay additional compensation to these individuals. We may pay persons holding stock in their names, or those of their nominees, for their expenses in sending proxies and proxy materials to beneficial owners. We may also hire and pay a professional proxy solicitor.

Electronic Delivery

The 2006 Annual Report on Form 10-K, Notice of Annual Meeting of Shareholders and this proxy statement are also available on our corporate web site at http://www.c-cor.com. In the future, instead of receiving copies of the annual report and proxy materials in the mail, shareholders can elect to receive an e-mail which will provide a link to these documents on the Internet. Opting to receive the annual report and proxy materials online saves us the cost of producing and mailing bulky documents. To give your consent to receive future documents via electronic delivery, please visit our web site and follow the registration procedures for electronic delivery.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Two directors are to be elected to hold office for three-year terms expiring in 2009 and until their successors shall have been elected and qualified. The shares represented by your proxy will be voted for the nominees whose names appear herein, unless authority to vote for one or more of such nominees is specifically withheld. In the event any nominee is unable to serve, the persons designated as proxies in the accompanying proxy card reserve full discretion to cast votes for another person.

The two director nominees receiving the highest number of votes cast by shareholders entitled to vote thereon will be elected to serve on the Board of Directors for the class of directors with terms expiring in 2009. All of the nominees have indicated that they are willing to stand for election and are willing to serve, if elected. If any of the nominees should decline to serve or become unavailable, an event that the Board of Directors does not anticipate, the persons named in the proxy card will vote for new nominees designated by the Board of Directors or the Board of Directors will reduce the number of directors accordingly.

The following table sets forth information regarding director nominees as well as continuing directors of C-COR. Unless otherwise indicated, the offices referred to in the table are offices of C-COR.

Name and Age	Principal Occupations and Business During Last Five Years and Current Directorships	Year First Became a Director
To be elected for terms expiring in 2009:

Rodney M. Royse, 40	Managing Director, Bridgetown Associates LLC, a firm providing buy side advisory services to financial institutions, since November 2001; Executive Vice President and Chief Financial Officer, MobileForce Technologies, Inc., a company providing mobile workforce management software applications, from December 1999 to April 2001. Partner and Senior Executive Director, Intermedia Partners, a multiple system, broadband network services provider, from July 1990 to October 1999.	2002

Steven B. Fink, 55	Chief Executive Officer of Lawrence Investments, LLC, a technology and biotechnology private equity investment firm that is controlled by Lawrence J. Ellison, since May 2000. Chairman of the Board, Leapfrog Enterprises, and Director, Nobel Learning Communities Inc. and Spring Group, PLC.	2005

Continuing Members of the Board – Terms expiring in 2008:

David A. Woodle, 50	Chairman since October 2000; Chief Executive Officer since July 1998.	1998

I. N. Rendall Harper, Jr., 68	Retired; formerly, President and Treasurer, American Micrographics Company, Inc., a computer graphics company, from November 1977 to December 2004. Partner, Keystone Minority Capital Fund since May 1994. Director - Art Institute of Pittsburgh, Greater Pittsburgh Convention and Visitors Bureau, Art Institute of Atlanta and Carnegie Science Center.	1982

Name and Age	Principal Occupations and Business During Last Five Years and Current Directorships	Year First Became a Director

James E. Carnes, 66	President and Chief Executive Officer of the Sarnoff Corporation, a company providing industry and government supported electronics, information and biomedical research and development services, since August 2006 and from January 1993 to June 2002. From June 2002 to August 2006, Dr. Carnes was retired from the President and CEO position at Sarnoff Corporation.	2002

Continuing Members of the Board – Terms expiring in 2007:

Anthony A. Ibargüen, 47	CEO, Alliance Consulting Group, Inc., a business and information technology consulting company, since May 2004; Managing Director, Safeguard Scientifics, Inc., a technology operating company, from January 2002 to May 2004; Chairman and Chief Executive Officer, Ajunto, Inc., a privately held software company, from July 2001 to October 2001. Director – Smartdisk Corporation.	2003

John J. Omlor, 71	President, John J. Omlor Associates, Ltd., a general business consulting firm, since 1981. Director – Paper Manufacturers LLC.	1989

James J. Tietjen, 73	Dean Emeritus, School of Technology Management, The Stevens Institute of Technology, since August 2000; Dean from July 1996 to August 2000.	1987

James C. Stalder, 66	Retired; formerly Dean of the A.J. Palumbo School of Business Administration and the John F. Donahue Graduate School of Business, Duquesne University from July 2000 through June 2005; formerly managing partner of the Pittsburgh Office of PricewaterhouseCoopers LLP, retired in 2000 after serving 38 years with the firm.	2006

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”

EACH OF THE NOMINEES PRESENTED.

PROPOSAL NO. 2

APPOINTMENT OF AUDITORS

The Audit Committee of the Board of Directors has appointed KPMG LLP as independent auditors for C-COR for the fiscal year ending June 29, 2007. Although not required to do so, the Board of Directors is submitting the appointment of that firm for approval at the Annual Meeting. KPMG LLP has audited C-COR’s consolidated financial statements since 1992 and is considered to be well-qualified. If the appointment is not approved, the Audit Committee will reconsider its appointment. Representatives of KPMG LLP will be present at the Annual Meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The favorable vote of a majority of the shares of common stock cast on Proposal No. 2 by the shareholders entitled to vote thereon is required for approval of Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2, AND

PROXIES WHICH ARE RETURNED WILL BE SO VOTED UNLESS A CONTRARY VOTE IS DESIGNATED.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Board of Directors

During fiscal year 2006, non-employee board members received an annual retainer of $20,000 if they did not serve as the chairperson of any committee, $30,000 if they served as chairperson of the Audit Committee and $25,000 if they served as chairperson of any other committee, and $1,500 for each meeting of the Board of Directors and each meeting of the Strategic Planning Committee and $1,000 for each meeting of the other committees of the Board of Directors that they attended, except that they received only $500 if a meeting was attended by teleconference. Each director receives a grant of options to purchase 30,000 shares of our common stock upon his or her initial election as a director and an annual grant of options to purchase 7,500 shares of our common stock thereafter. These options have an exercise price equal to the fair market value of the common stock on the date of grant.

James E. Carnes, I. N. Rendall Harper, Jr., Anthony A. Ibargüen, John J. Omlor, James C. Stalder and James J. Tietjen are deemed to be independent under National Association of Securities Dealers’ listing standards. John J. Omlor is Lead Independent Director of the Board of Directors.

The Board of Directors held seven meetings during fiscal year 2006. Each of the incumbent directors attended over 75% of the meetings of the Board of Directors and committees on which they served in fiscal year 2006. All of our directors were in attendance at the 2005 Annual Meeting, whether in person or by teleconference. Directors are expected to regularly attend Board and committee meetings and Annual Meetings and to spend the time needed, and to meet as frequently as necessary to properly discharge their responsibilities.

The standing committees of the Board are the Governance & Nominating Committee, the Audit Committee, the Compensation Committee and the Strategic Planning Committee. The members of all of these committees are appointed by the Board.

	Board of Directors	Audit Committee	Compensation Committee	Governance & Nominating Committee	Strategic Planning Committee
David A. Woodle
James E. Carnes	✓			✓	✓
Steven B. Fink	✓			✓	✓
I.N. Rendall Harper, Jr.	✓	✓		✓	✓
Anthony A. Ibargüen	✓		✓		✓
John J. Omlor	✓			✓	✓
Rodney M. Royse	✓				✓
James C. Stalder	✓	✓			✓
James J. Tietjen	✓		✓		✓
Meetings held during Fiscal Year 2006	7	9	6	5	2

= Committee Chairperson
✓ =	Committee Member

Governance & Nominating Committee

The Governance & Nominating Committee is currently comprised of Anthony A. Ibargüen (Chair), James E. Carnes, Steven B. Fink, I. N. Rendall Harper, Jr. and John J. Omlor, each of whom, except Mr. Fink, is independent as currently defined under the National Association of Securities Dealers’ listing standards. Mr. Fink is not independent as currently defined under the National Association of Securities Dealers’ listing standards because he was the President of an affiliate of nCUBE prior to its acquisition by C-COR. As permitted by those listing standards under exceptional and limited circumstances, the Board determined that Mr. Fink’s membership on the Governance & Nominating Committee is required by the best interests of C-COR and its shareholders. The reasons for that determination are his extensive corporate Board experience and significant shareholder position in C-COR. In addition, in connection with Mr. Fink’s appointment to the Governance & Nominating Committee, the Board waived the independence requirement set forth in the Governance & Nominating Committee Charter with respect to Mr. Fink.

The Governance & Nominating Committee is responsible for identifying and selecting individuals qualified to serve as directors of C-COR; recommending to the Board directors to serve on committees of the Board; advising the Board with respect to matters of composition of the Board and its committees; developing and recommending to the Board a set of corporate governance principles applicable to C-COR and overseeing corporate governance matters generally; and overseeing the annual evaluation of the Board and C-COR’s management.

The Governance & Nominating Committee believes that the minimum qualifications for serving as a director of C-COR are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of C-COR and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Governance & Nominating Committee will take into account all other factors it considers appropriate, which may include business or professional experience, accomplishments, education, understanding of the business and the industry in which C-COR operates, specific skills, general business acumen, potential conflicts of interest and independence from management and C-COR. Generally, the Governance & Nominating Committee will first consider current members of the Board because they meet the criteria listed above and possess an in depth knowledge of C-COR, its history, strengths, weaknesses, goals and objectives. This level of knowledge has proven very valuable to C-COR.

The Governance & Nominating Committee will consider shareholder recommendations for candidates to serve on the Board. The Governance & Nominating Committee’s evaluation does not vary based on whether or not a candidate is recommended by a shareholder. In order to provide the Governance & Nominating Committee time to evaluate candidates prior to submission to the shareholders for vote at the 2007 Annual Meeting, shareholders desiring to recommend a candidate must submit a recommendation to the Secretary of C-COR at C-COR’s corporate office by June 19, 2007. The recommendation must contain the following:

•	the name, residence and business address of the nominating shareholder;

•	a representation that the shareholder is a record holder of C-COR stock or holds C-COR stock through a broker and the number of shares held;

•	information regarding each nominee which would be required to be included in a proxy statement;

•	a description of any arrangements or understandings between and among the shareholder and each nominee; and

•	the written consent of each nominee to serve as a director, if elected.

The Governance & Nominating Committee has a charter which is available on C-COR’s website at http://www.c-cor.com.

Audit Committee

The Audit Committee is currently comprised of John J. Omlor (Chair and Lead Director), I. N. Rendall Harper, Jr., and James C. Stalder. Each of the members of the Audit Committee is independent as currently defined under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and by Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934, as amended. The Audit Committee is responsible for overseeing the adequacy of corporate accounting, financial and operating controls, and the engagement of our independent auditors. The Audit Committee meets with our independent auditors to review the services rendered by them to C-COR. Mr. Shaner participated as a member of this committee until October 1, 2005, the effective date of his resignation from the Board of Directors, and Dr. Tietjen served on this committee from August 31, 2005 to August 15, 2006.

The Board has determined that John J. Omlor and James C. Stalder are Audit Committee Financial Experts, as defined by the SEC rules and the National Association of Securities Dealers’ listing standards.

The Audit Committee has a written charter and a written Audit and Non-Audit Services Pre-Approval Policy. Pursuant to such policy, the Audit Committee approves all non-audit services to be performed by KPMG LLP prior to its rendering such services. The Audit Committee has the discretion to delegate its pre-approval authority to one or more committee members.

Compensation Committee

The Compensation Committee is currently comprised of James E. Carnes (Chair), Anthony A. Ibargüen and James J. Tietjen. The Compensation Committee is responsible for approving compensation for senior executives; the Profit Incentive Plan and C-COR’s stock option plans, which include the current Incentive Plan and its predecessors; recommending CEO compensation to the full Board; reviewing C-COR’s 401(k) and health care benefits programs; and overseeing succession planning. No member of the Compensation Committee is an employee of C-COR or an executive officer of a company on whose board an executive officer of C-COR serves as a director.

Strategic Planning Committee

The Strategic Planning Committee, currently comprised of David A. Woodle (Chair), James E. Carnes, Steven B. Fink, I. N. Rendall Harper, Jr., Anthony A. Ibargüen, John J. Omlor, Rodney M. Royse, James C. Stalder, and James J. Tietjen, permits C-COR’s management to discuss strategic planning with experienced directors.

Code of Ethics

The Board adopted a Code of Ethics for Senior Operational and Financial Leadership (the “Code”) on April 15, 2003 and updated the Code on October 17, 2005. The provisions of the Code apply to: (i) C-COR’s Chief Executive Officer, Chief Financial Officer and Controller and (ii) other persons performing senior operational and financial leadership functions throughout C-COR.

The term code of ethics means written standards that are reasonably designed to deter wrongdoing and to promote:

1.	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.	Full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files;

3.	Compliance with applicable governmental laws, rules and regulations;

4.	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

5.	Accountability for adherence to the code.

The Code is posted on C-COR’s website at http://www.c-cor.com. If an individual does not have access to the Internet, they may request a copy, without charge, from C-COR Incorporated, Director of Investor Relations, 60 Decibel Road, State College, Pennsylvania 16801.

SHAREHOLDER AND INTERESTED PARTY COMMUNICATION WITH

THE BOARD OF DIRECTORS

The Board of Directors provides a process for shareholders and other interested parties to send communications to the Board. Shareholders and other interested parties may communicate with any of C-COR’s directors, any committee chairperson and the non-management directors as a group or the Board by writing to the director, committee chairperson or the Board at the following address: Attn: Secretary, C-COR Incorporated, 60 Decibel Road, State College, Pennsylvania 16801. Communications received by the Secretary for any director are forwarded directly to the director. If the communication is addressed to the Board and no particular director is named, the communication will be forwarded, depending on the subject matter, to the Chairman, the appropriate committee chairperson, all non-management directors, or all directors.

REPORT OF THE AUDIT COMMITTEE

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of C-COR’s financial reporting process. Management has the primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial statements and for the reporting process. The independent auditors are responsible for auditing C-COR’s consolidated financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States and on management’s assessment of the effectiveness of C-COR’s internal control over financial reporting.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements for the year ended June 30, 2006, management’s assessment of the effectiveness of C-COR’s internal control over financial reporting and KPMG’s evaluation of C-COR’s internal control over financial reporting. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 relating to independent auditors and their independence from C-COR and its management, and has considered whether the independent auditors’ provision of non-audit services to C-COR is compatible with maintaining the auditors’ independence.

The Audit Committee discussed with C-COR’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of C-COR’s internal controls and the overall quality of C-COR’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that C-COR’s audited consolidated financial statements be included in C-COR’s 2006 Annual Report on Form 10-K for the year ended June 30, 2006, for filing with the Securities and Exchange Commission.

In addition, the Board of Directors has determined that all of the members of the Audit Committee are “independent,” as defined in the listing standards of the National Association of Securities Dealers.

Audit Committee

John J. Omlor (Chair)

I. N. Rendall Harper, Jr.

James C. Stalder

RELATIONSHIP WITH INDEPENDENT AUDITORS

KPMG LLP has been the independent accounting firm and has audited the financial statements of C-COR and most of its subsidiaries since 1992. In addition to performing the audit of C-COR’s consolidated financial statements, KPMG LLP provided various other services during fiscal year 2006.

For the fiscal years ended June 30, 2006, and June 24, 2005, KPMG LLP billed C-COR aggregate fees as follows:

Audit Fees	2006	2005
Audit Fees	$1,551,000	$1,747,388
Audit-Related Fees(1)	$168,000	$0
Tax Fees(2)	$285,000	$414,904
All Other Fees	$0	$0

(1)	Audit-related fees for the fiscal year ended June 30, 2006, include fees billed in connection with acquisitions and internal control advisory services.
(2)	Tax fees for the fiscal year ended June 30, 2006, include fees billed in connection with tax compliance and consultation services.

All of the services provided by KPMG LLP in the fiscal years ended June 24, 2005, and June 30, 2006, were approved in advance by the Audit Committee.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

The following table shows, as of August 18, 2006, as to each director and nominee for director of C-COR, and as to the Chief Executive Officer and each of the executive officers of C-COR listed in the Summary Compensation Table included elsewhere in this proxy statement, and as to all of C-COR’s directors, director nominees and executive officers as a group (including the Chief Executive Officer), the amount and nature of beneficial ownership of C-COR’s common stock owned by such individuals. All stock with respect to which a person has the right to acquire beneficial ownership within 60 days is considered beneficially owned by that person for purposes of this table even though such stock may not be actually outstanding. Unless otherwise noted, all shares are owned directly with sole voting and sole investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
John O. Caezza	174,477	(1)	*
James E. Carnes	45,000	(2)	*
Steven B. Fink	20,000	(3)	*
I. N. Rendall Harper, Jr.	61,000	(4)	*
Anthony A. Ibargüen	37,500	(5)	*
David E. Levitan	18,647	(6)	*
Gerhard B. Nederlof	105,000	(7)	*
John J. Omlor	99,000	(8)	*
Michael J. Pohl	42,366	(9)	*
Rodney M. Royse	60,000	(10)	*
James C. Stalder	10,000	(11)	*
James J. Tietjen	91,000	(12)	*
David A. Woodle	1,019,164	(13)	2.1%
All directors, director nominees and executive officers as a group (18 persons)	2,338,338	(14)	4.9%

*	Represents less than 1% of C-COR’s common stock
(1)	Includes options (exercisable at August 18, 2006, or within 60 days thereof) to purchase 173,750 shares of common stock.
(2)	Includes options (exercisable at August 18, 2006, or within 60 days thereof) to purchase 45,000 shares of common stock.
(3)	Includes options (exercisable at August 18, 2006, or within 60 days thereof) to purchase 20,000 shares of common stock. Mr. Fink disclaims beneficial ownership of 2,250,000 shares and 1,419,000 shares issuable upon conversion of $17,500,000 general unsecured senior promissory notes held by The Lawrence J. Ellison Revocable Trust and 2,250,000 shares and 1,419,000 shares issuable upon conversion of $17,500,000 general unsecured senior promissory notes held by Tako Ventures, LLC.
(4)	Includes options (exercisable at August 18, 2006, or within 60 days thereof) to purchase 61,000 shares of common stock.
(5)	Includes options (exercisable at August 18, 2006, or within 60 days thereof) to purchase 37,500 shares of common stock.
(6)	Includes options (exercisable at August 18, 2006, or within 60 days thereof) to purchase 18,000 shares of common stock.
(7)	Includes options (exercisable at August 18, 2006, or within 60 days thereof) to purchase 105,000 shares of common stock.
(8)	Includes options (exercisable at August 18, 2006, or within 60 days thereof) to purchase 72,000 shares of common stock and 20,000 shares of common stock held under a deferred benefit plan of J. J. Omlor Associates, Ltd.
(9)	Includes options (exercisable at August 18, 2006, or within 60 days thereof) to purchase 37,500 shares of common stock and 4,866 shares held for Mr. Pohl’s account in C-COR’s Retirement Savings and Profit Sharing Plan.

(10)	Includes options (exercisable at August 18, 2006, or within 60 days thereof) to purchase 60,000 shares of common stock.
(11)	Includes options (exercisable at August 18, 2006, or within 60 days thereof) to purchase 10,000 shares of common stock.
(12)	Includes options (exercisable at August 18, 2006, or within 60 days thereof) to purchase 72,000 shares of common stock.
(13)	Includes options (exercisable at August 18, 2006, or within 60 days thereof) to purchase 958,816 shares of common stock and 12,348 shares held for Mr. Woodle’s account in C-COR’s Retirement Savings and Profit Sharing Plan.
(14)	Includes options (exercisable at August 18, 2006, or within 60 days thereof) to purchase 2,201,792 shares of common stock and 26,219 shares of common stock held for accounts in C-COR’s Retirement Savings and Profit Sharing Plan.

PRINCIPAL HOLDERS

The following table sets forth, as of August 18, 2006, (unless otherwise noted), the beneficial ownership of C-COR’s common stock of each person who is known by C-COR to own beneficially more than 5% of the issued and outstanding shares of its common stock. C-COR has relied on information received from each of the shareholders as to beneficial ownership, including information contained on Schedule 13G.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Lord, Abbett & Co. 90 Hudson Street Jersey City, New Jersey 07302-3973	4,913,041	(2)	10.23%

Marc C. Cohodes c/o Rocker Partners, L.P. 374 Millburn Avenue, Suite 205E Millburn, New Jersey 07041-1350	4,558,219	(3)	9.49%

CAM North America LLC 399 Park Avenue New York, New York 10002-4614	4,481,633	(4)	9.33%

Lazard Asset Management LLC 30 Rockefeller Plaza, 59th Floor New York, New York 10112-5900	3,327,533	(5)	6.93%

Lawrence J. Ellison Lawrence Investments, LLC 101 Ygnacio Valley Road, Suite 320 Walnut Creek, California 94596	7,338,000	(6)	15.28%

(1)	Percent calculated on shares of common stock outstanding on August 18, 2006, namely 48,022,969.
(2)	Based upon an amended Schedule 13G filed February 1, 2006, by Lord, Abbett & Co. (“Lord, Abbett”). Lord, Abbett reported sole voting power and sole dispositive power to 4,913,041 shares. As of August 18, 2006, Nasdaq Online reported Lord, Abbett & Co. 13F holdings of 4,495,103 shares or 9.37% of shares then outstanding.
(3)	Based upon a Schedule 13G filed April 26, 2006, by Marc C. Cohodes, c/o Rocker Partners, L.P. (“Rocker”). Rocker reported sole voting power and sole dispositive power to 4,558,219 shares. As of August 18, 2006, Nasdaq Online reported Copper River Management LLC, formerly Rocker Management LLC, 13F holdings of 4,698,249 shares or 9.79% of shares then outstanding.
(4)	Based upon an amended Schedule 13G filed February 14, 2006, by CAM North America LLC (“CAM”), Salomon Brothers Asset Management, Inc. (“SBAM”) and Smith Barney Fund Management LLC (“SBF”). CAM reported shared voting power to 514,138 shares and shared dispositive power to 981,733 shares. SBAM reported shared voting and shared dispositive power to 14,700 shares. SBF reported shared voting and shared dispositive power to 3,485,200 shares. As of August 18, 2006, Nasdaq Online reported ClearBridge Advisors, formerly Legg Mason and CAM North America, 13F holdings of 4,480,076 shares or 9.34% of shares then outstanding.
(5)	Based upon a Schedule 13G filed January 31, 2006, by Lazard Asset Management LLC (“Lazard”). Lazard reported sole voting power to 3,261,608 of these shares and sole dispositive power to 3,327,533 of these shares. As of August 18, 2006, Nasdaq Online reported Lazard Asset Management 13F holdings of 2,742,183 shares or 5.71% of shares then outstanding.
(6)	Based upon a Schedule 13D filed January 31, 2005, by Lawrence J. Ellison, c/o Lawrence Investments, LLC (“Lawrence”). Lawrence reported sole voting power to 7,338,000 shares held by Tako Venture, LLC, Cephalopod Corporation and Lawrence and sole dispositive power to 7,338,000 shares held by Tako Venture, LLC, Cephalopod Corporation and Lawrence. Of the 7,338,000 shares, 4,500,000 are outstanding shares and 2,838,000 are shares issuable upon conversion of notes held.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Report of Board of Directors’ Compensation Committee on Executive Compensation

The Compensation Committee is currently comprised of Dr. Carnes (Chair), Mr. Ibargüen and Dr. Tietjen, all of whom are independent Board members.

The Compensation Committee is responsible for approving compensation for senior executives, the Profit Incentive Plan and C-COR’s stock option plans, which include the current Incentive Plan and its predecessors; recommending CEO compensation to the full Board: reviewing C-COR’s 401(k) and health care benefits programs; and overseeing succession planning. The executive compensation programs of C-COR are designed to achieve two fundamental objectives: (1) attract and retain highly qualified executives; and (2) align the interests of all employees and especially senior management with the long-term interests of C-COR’s shareholders by motivating performance to achieve specific strategic objectives designed to positively impact C-COR’s share price. At present, the basic components of the executive compensation program are base salaries, the Profit Incentive Plan (annual bonus) and long-term incentive compensation. C-COR also provides broad-based employee benefit plans and certain other executive benefit plans. Independent outside compensation consulting services are engaged to provide market data from salary surveys of comparable companies operating in the same and similar industries. During fiscal year 2006, the Compensation Committee continued to review C-COR’s compensation programs and practices.

Base Salary:    Base salaries for executives, including the Chief Executive Officer, are set according to the responsibilities of the position, the specific skills and experience of the individual, the individual’s performance and the competitive market for executive talent. Market data is gathered from salary surveys of comparable companies operating in the same and similar industries. Executive salary levels are targeted to approximate 50th percentile levels, and the executives are given the opportunity to exceed this through participation in the Profit Incentive Plan. The Compensation Committee reviews salaries annually and adjusts them as appropriate to reflect changes in market conditions and individual performance and responsibilities.

Profit Incentive Plan:    The Profit Incentive Plan provides variable annual compensation based on the achievement of profit goals approved by the Board of Directors at the beginning of each fiscal year. All full-time active employees are eligible to participate, except for employees of certain subsidiaries and employees participating in sales and marketing or other incentive plans. The plan reflects the Compensation Committee’s belief that a meaningful component of executive compensation should be contingent upon the performance of C-COR. In fiscal year 2006, an incentive plan was approved by the Board of Directors which was based upon achievement of divisional and corporate financial objectives.

Long-Term Incentive Compensation:    The Compensation Committee believes that C-COR’s Incentive Plan is an essential tool to align the long-term interests of shareholders and employees, especially executive management. All active, full-time employees of C-COR and its subsidiaries are eligible to receive stock options. A block of options is approved by the Compensation Committee typically on an annual basis to provide awards to current employees as a retention vehicle. The strike price of these options is the closing price of C-COR stock on the date of approval by the Committee (if approval is provided after market close, the price is the subsequent day’s closing price). Options for officers including the named executives are reviewed and approved by the Compensation Committee on an individual basis. The strike price for executive options provided in this block grant is consistent with the strike price for options provided to other employees within the Company.

In addition, options are approved by the Committee as a part of the block grant for awards to new hires. The actual number of options provided is determined by management throughout the fiscal year dependent upon the level and responsibilities of the position. The size of a grant is based upon the position, responsibilities and expected contribution of the individual as well as the individual’s performance. The strike price of these options is the closing price on the date of hire of the employee. Options provided in the annual block grant generally vest over a four-year period and are granted at an exercise price equal to the fair market value of C-COR’s common stock at the time of grant. This approach is designed to maximize shareholder value over the long term, as no benefit is realized from the option grant unless the price of C-COR’s common stock increases. In addition to stock options, the Incentive Plan provides for Restricted Stock awards, Performance Shares (which are awards to receive shares of common stock if certain performance goals are met) and Performance Units (which are awards to receive a fixed dollar amount, payable in cash, common stock or a combination of such if certain performance goals are met). Consistent with these purposes, options were granted under the Incentive Plan to certain of C-COR’s executive officers during fiscal year 2006.

C-COR has a Supplemental Retirement Plan for certain executives. Executives who have been eligible to participate in this plan for ten years and remain employees until age 65, will receive a supplemental retirement benefit of $18,000 a year payable for 15 years. Executives who have been eligible to participate in this plan for five years and are age 60 or older or who have been a participant for ten years and are age 55 or older, may elect to retire and receive a reduced supplemental retirement benefit. Consistent with his contract, the CEO/ Chairman of the Board is eligible to receive a supplemental retirement benefit of $50,000 per year upon meeting the retirement criteria as established in the C-COR Incentive Plan. Additional contributions to the Supplemental Executive Retirement Plan are provided for certain executive officers, including all of the named executive officers, which are equivalent to 8% of base and incentive compensation. This contribution is provided based upon a review of comparable retirement market data provided by outside compensation consultants that showed that C-COR’s current benefit level is well below that of general industry practice. The additional contribution requires 5 years of service for 100% vesting and there is no interim vesting prior to 5 years.

C-COR maintains certain broad-based employee benefit plans in which executives participate. These plans include the Retirement Savings and Profit Sharing Plan, life and health insurance plans, and a stock purchase plan. C-COR does not provide loans to officers or Directors except those within the guidelines provided to all employees participating in the Retirement Savings and Profit Sharing Plan. These plans are reviewed annually by the Compensation Committee for any C-COR contributions to the plans.

The compensation of the Chief Executive Officer in fiscal year 2006 was determined in a manner substantially consistent with that of other C-COR executive officers, taking into account the Compensation Committee’s evaluation of C-COR’s need to attract, motivate and retain a highly qualified Chief Executive Officer. The Chief Executive Officer’s total compensation, including base salary, short-term and long-term incentives is reviewed annually based upon performance and position compared to the competitive market. Independent outside compensation consulting services are engaged to provide market data from salary surveys of comparable companies operating in the same and similar industries. The Chief Executive Officer’s salary is targeted to approximately the 50th percentile level with the opportunity to exceed this level through achievement of short and long-term performance objectives.

The Compensation Committee has reviewed its report with management and, based on such review, recommended inclusion of the above-stated information in the proxy statement or annual report on Form 10-K.

Compensation Committee

James E. Carnes (Chair)

Anthony A. Ibargüen

James J. Tietjen

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation received by certain executive officers of C-COR.

	Annual Compensation			Long-Term Compensation Awards		All Other Compensation ($)(2)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Restricted Stock ($)	Securities Underlying Options (#)
David A. Woodle(3) Chief Executive Officer	2006 2005 2004	415,385 400,000 400,000	— — 288,000	— — —	75,000 225,000 —	49,396 23,653 42,779

John O. Caezza(4) President, Broadband Systems Solutions	2006 2005 2004	254,423 235,484 215,000	— — 103,200	— — —	25,000 25,000 25,000	29,306 12,919 18,681

David E. Levitan(5) President, Network Services	2006 2005 2004	226,385 188,654 —	50,000 — —	— — —	22,000 75,000 —	27,248 10,062 —

Gerhard B. Nederlof(6) Vice President – EuroPacific Business	2006 2005 2004	268,964 281,674 221,334	— — 106,240	— — —	20,000 20,000 20,000	950,511 — —

Michael J. Pohl(7) President, Global Strategies	2006 2005 2004	311,538 132,692 —	— — —	— — —	125,000 75,000 —	23,769 5,885 —

(1)	Consists of bonus paid to Mr. Levitan and payments and amounts payable under C-COR’s Profit Incentive Plan, unless otherwise indicated.
(2)	Consists of C-COR’s matching contributions to C-COR’s employees’ retirement savings plans for the account of the person indicated and a statutory retirement payment to Mr. Nederlof.
(3)	C-COR’s Board of Directors elected Mr. Woodle as C-COR’s President and Chief Executive Officer on June 16, 1998, effective July 20, 1998, and as the Chairman in October 2000.
(4)	Mr. Caezza was appointed President – C-COR Access and Transport Business Unit in August 2001 and to his present position in January 2006.
(5)	Mr. Levitan was appointed President – C-COR Network Services Business Unit in August 2004.
(6)	Mr. Nederlof was appointed Vice President – EuroPacific Business in August 2001 and retired from C-COR on June 30, 2006.
(7)	Mr. Pohl was appointed President, C-COR Solutions in January 2005 and to his present position in January 2006.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning the grant of stock options during fiscal year 2006 to the executive officers named in the summary compensation table. All such grants were made under the Incentive Plan.

	Individual Grant
Name	Number of Securities Underlying Options Granted(1) (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%($)	10%($)
David A. Woodle	75,000	8.3	6.84	6/29/2013	$244,935	$586,661

John O. Caezza	25,000	2.8	6.84	6/29/2013	$81,645	$195,554

David E. Levitan	22,000	2.4	6.84	6/29/2013	$71,847	$172,087

Gerhard B. Nederlof	20,000	2.2	6.84	6/29/2013	$65,316	$156,443

Michael J. Pohl	25,000	2.8	6.84	6/29/2013	$81,645	$195,554
	100,000	11.0	6.67	9/27/2013	$318,463	$762,774

(1)	Represents options granted under C-COR’s Incentive Plan to acquire shares of common stock. The options were granted at an exercise price equal to the fair market value of C-COR’s common stock at the date of grant. The options become exercisable in increments of 25% per year over four years, beginning on the first anniversary of the date of grant, or 100% at the end of a four-year period after the date of grant.
(2)	Potential realizable value is based on the assumed annual growth rates of the market price of the common stock of 5% and 10% as required by the Securities and Exchange Commission. These assumed rates are not intended to forecast future appreciation of C-COR’s stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information concerning the exercise of stock options during fiscal year 2006 by the executive officers named in the summary compensation table.

	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Unexercised Options at FY End (#)	Value of Unexercised In-the-Money(2) Options at FY End ($)(3)
Name			Exercisable/ Unexercisable	Exercisable/ Unexercisable
David A. Woodle	0	$0	927,566/325,000	$930,500/$358,500

John O. Caezza	30,000	$121,044	173,750/66,250	$76,100/$57,700

David E. Levitan	0	$0	11,750/85,250	$4,840/$14,520

Gerhard B. Nederlof	0	$0	56,250/48,750	$69,350/$28,650

Michael J. Pohl	0	$0	12,500/187,500	$5,500/$121,500

(1)	Represents the market value of option shares on the date the options were exercised, less the exercise price. The value realized was determined without consideration of taxes payable as a result of exercise.
(2)	“In-the-Money” options are options with an exercise price less than the market price of C-COR’s common stock at June 30, 2006.
(3)	Based on the market value of $7.72 per share on June 30, 2006.

LONG-TERM INCENTIVE PLAN—AWARDS IN LAST FISCAL YEAR

There were no Performance Units granted in fiscal year 2006 under C-COR’s Incentive Plan to the named executive officers of C-COR.

EQUITY COMPENSATION PLANS

The following table sets forth additional information as of June 30, 2006, with respect to our equity compensation plans that provide for the issuance of stock options, warrants or rights to purchase C-COR securities.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Warrants	Weighted Average Exercise Price of Outstanding Options and Warrants	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	5,471,525	$9.20	2,732,306
Equity compensation plans not approved by security holders	27,489	$14.76	—

Total	5,499,014	$9.23	2,732,306

Equity compensation plans not approved by security holders represent plans assumed in connection with the acquisitions of MobileForce Technologies, Inc. (“MobileForce”) and Lantern Communications, Inc. (“Lantern”). Each of the assumed plans covered warrants, stock options or a combination thereof. The warrants or stock options covered by the assumed plans were converted at applicable exchange ratios into warrants or stock options to purchase C-COR common stock. No future awards may be granted under these plans. Awards related to the MobileForce plans vested immediately upon C-COR’s assumption of the plans. Awards related to the Lantern plan retained their original vesting schedules.

EMPLOYMENT CONTRACTS AND TERMINATION

OF EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

In June 1998, C-COR and Mr. Woodle entered into an employment agreement, which was subsequently amended (the “Agreement”). The employment agreement and subsequent amendment were approved by the Board of Directors. Pursuant to the Agreement, Mr. Woodle has agreed to serve as Chairman and Chief Executive Officer of C-COR for a term of ten years ending on June 30, 2008. The Agreement provides for an annual base salary of $400,000 to continue through the remaining term of the Agreement (subject to annual review by the Compensation Committee and approval by the Board of Directors), as well as certain fringe benefits. The Agreement further provides that Mr. Woodle is eligible to participate in C-COR’s profit incentive plan then in effect and that he will be entitled to a supplemental retirement benefit with an annual benefit of $50,000 commencing on Mr. Woodle’s retirement and continuing until his death in accordance with and subject to the definitions of retirement as outlined in C-COR’s Incentive Plan. The Agreement also provides that in the event that Mr. Woodle’s employment with C-COR is terminated involuntarily within 18 months of a change of control (defined as change in ownership of 30 percent or more of C-COR’s voting stock or a merger resulting in the sale of 50 percent or more of the assets of C-COR or a change in a majority of directors), Mr. Woodle would be entitled to receive five times his annual salary, five times C-COR’s annual 401(k) matching contribution and five times the annual deferral contributions to C-COR’s Supplemental Executive Retirement Plan. Mr. Woodle would also receive an amount in cash equal to five times the average awards from the profit incentive plan awarded to Mr. Woodle over the prior five years and continuation of health and other insurance programs and other fringe benefits for a period of five years or a cash payment in lieu of such benefits. In addition, all outstanding options held by Mr. Woodle would become immediately exercisable and remain exercisable until the original expiration date of such options. If payments by C-COR or deemed compensation Mr. Woodle receives pursuant to the agreement result in his becoming subject to “excise tax” under Section 4999 of the Code, C-COR is obligated to pay an additional amount required to “gross up” such amount paid by Mr. Woodle in excise taxes. Mr. Woodle will be entitled to the same benefits described above if, within 18 months following such a change of control, he resigns based on his good faith belief that his status or responsibilities with C-COR has or have diminished subsequent to the change of control.

In addition, C-COR has change of control agreements with all Officers of the company including the named executive officers: John O. Caezza, David E. Levitan, Gerhard B. Nederlof1, and Michael J. Pohl , in addition to the previously described agreement with Mr. Woodle, which become effective upon a change of control of C-COR, as defined in the agreements. In the event of a change of control, all outstanding stock options become immediately exercisable without regard to whether the executive’s employment is terminated by reason of such change of control. In the event an executive is terminated involuntarily within 18 months after a change of control, the executive shall be entitled to: (a) two/ three times annual salary; (b) two/ three times C-COR’s annual matching contribution to the Retirement Savings and Profit Sharing Plan and discretionary and matching contributions to the Supplemental Executive Retirement Plan; (c) the sum of the prior two/ three years’ awards from the profit incentive plan then in effect; (d) 24 months/36 months of coverage under C-COR’s various health insurance plans; and (e) benefits payable under the Supplemental Executive Retirement Plan, even if the executive has not yet attained age 55. If the executive resigns within 18 months after a change of control, the executive shall be entitled to the same benefits as from an involuntary termination if: (a) the executive determines there has been a significant change in his/her responsibilities or duties; or (b) the executive’s base salary is reduced by more than ten percent; or (c) the executive is required to relocate more than 40 miles from his/her former place of work. If payments by C-COR or deemed compensation the executive receives pursuant to the agreement result in the executive becoming subject to “excise tax” under Section 4999 of the Code, C-COR shall pay such executive an additional amount required to “gross up” such amount paid by the executive in excise taxes. Additionally, C-COR is responsible for the fees and expenses of counsel (up to a maximum of $500,000) and any additional amount required to “gross up” the amount paid to cover federal and state income taxes

[1]	Mr. Nederlof retired on June 30, 2006 and is no longer covered under a change of control agreement.

payable by such executive relating to such payments that the executive incurs in the enforcement of his or her rights under this agreement by litigation or other legal action.

Finally, C-COR committed in its initial offer letter to Mr. Pohl, dated December 22, 2004 that should his employment change significantly within thirty-six months of his date of hire (January 1, 2005), that he would be entitled to enhanced severance benefits. Changes to employment include: significant downgrade in duties and/or scope of position, decrease in base salary or Profit Incentive Payment percentage eligibility of greater than 10%, primary place of employment altered to greater than 40 miles from current location, change in reporting relationship of position, and termination of employment other than for cause. The enhanced severance benefits in the event of such significant change in employment status include: twelve months severance based upon base salary at time of termination, payment of Profit Incentive Plan Payment should a payment be authorized by the Board of Directors at the conclusion of the fiscal year during which employment is terminated, and immediate vesting of the supplemental executive retirement plan payments constituting normal retirement age/service requirements ($18,000 annually for fifteen years).

PERFORMANCE GRAPH

The following graph compares the five-year cumulative total return of C-COR’s common stock with the cumulative total return of the SIC Code 366 Index and the Nasdaq Market Index based on an assumed investment of $100 on June 29, 2001, in each case assuming reinvestment of all dividends. The SIC Code 366 Index includes all of the companies transacting business in the communications equipment market and sharing SIC Code 366.

Comparison of Cumulative Total Return

of One or More Companies,

Peer Groups, Industry Indexes

and/or Broad Markets

	6/29/2001	6/28/2002	6/27/2003	6/25/2004	6/24/2005	6/30/2006
C-COR Incorporated	100.00	58.33	38.67	84.08	57.67	64.33
Communication Equipment	100.00	44.93	46.20	58.17	56.31	62.73
NASDAQ Market Index	100.00	67.83	75.43	95.93	95.82	101.99

ASSUMES $100 INVESTED ON JUNE 29, 2001

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING JUNE 30, 2006

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires C-COR’s officers and directors, and persons who own more than ten percent of a registered class of C-COR’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of C-COR. Officers, directors and ten percent shareholders are required by SEC regulation to furnish C-COR with copies of all Section 16(a) forms they file. To C-COR’s knowledge, based solely on a review of the copies of such reports furnished to C-COR and written representations that no other reports were required during fiscal year 2006, its officers, directors and ten percent shareholders complied with all applicable Section 16(a) filing requirements.

DEADLINE FOR SHAREHOLDERS’ PROPOSALS

If a shareholder wishes to submit a proposal to be included in the proxy materials for the 2007 Annual Meeting of Shareholders, C-COR must receive such proposal by June 19, 2007. Shareholder proposals to be presented at the 2007 Annual Meeting of Shareholders, but not included in the related proxy material, must be received no later than September 2, 2007. We are not required to include a shareholder proposal in the proxy materials relating to the 2007 Annual Meeting of Shareholders if such proposal does not meet all of the requirements for inclusion established by the Securities and Exchange Commission and our Bylaws in effect at that time.

OTHER MATTERS

Management does not know of any matters to be brought before the meeting other than those referred to herein. As previously discussed, if any other matters properly come before the meeting, the persons designated as proxies in the accompanying proxy card will vote thereon in accordance with their best judgment.

It is important that proxies be returned promptly. Please sign and date the enclosed form of proxy and return it by mail or vote by telephone or the Internet.

By Order of the Board of Directors,

William T. Hanelly

Chief Financial Officer, Secretary and Treasurer

September 15, 2006

PROXY

C-COR Incorporated

Proxy Solicited on Behalf of the Board of Directors of C-COR Incorporated FOR ANNUAL MEETING OF SHAREHOLDERS to be held October 17, 2006

The undersigned hereby appoints David A. Woodle, I.N. Rendall Harper, Jr. and James E. Carnes, and each of them, attorneys and proxies, with power of substitution in each of them to vote and act for and on behalf of the undersigned at the Annual Meeting of Shareholders of C-COR Incorporated to be held on Tuesday, October 17, 2006, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon and in their discretion upon such other business as may come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned; hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof.

It is agreed that unless otherwise marked on the reverse hereof said attorneys and proxies are appointed WITH authority to vote for the election of directors and for the ratification of KPMG LLP as independent auditors for the 2007 fiscal year and to vote in their discretion on such other business as may properly come before the meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

C-COR Incorporated

October 17, 2006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors for a term expiring in 2009:

NOMINEES:

FOR ALL NOMINEES O Rodney M. Royse

Steven B. Fink

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

FOR AGAINST ABSTAIN

2. Ratify the appointment of KPMG LLP as C-COR Incorporated’s independent auditors for the 2007 fiscal year.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

C-COR Incorporated

October 17, 2006

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE—Call toll-free 1-800-PROXIES

(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Directors for a term expiring in 2009:

NOMINEES:

FOR ALL NOMINEES Rodney M. Royse

Steven B. Fink

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

FOR AGAINST ABSTAIN

2. Ratify the appointment of KPMG LLP as C-COR Incorporated’s independent auditors for the 2007 fiscal year.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. (IF YOU ARE VOTING BY MAIL, PLEASE FILL IN, SIGN AND DATE THIS PROXY CARD BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.